Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

CITY OF SUNRISE FIREFIGHTERS’	)
RETIREMENT FUND, Individually and	)
Derivatively on Behalf of COGENT	)
COMMUNICATIONS HOLDINGS,	)
INC.,	)
)
Plaintiff,	)	C.A. No. -
)
v.	)
)
DAVE SCHAEFFER, STEVEN D.	)
BROOKS, TIMOTHY WEINGARTEN,	)
RICHARD T. LIEBHABER, D. BLAKE	)
BATH, MARC MONTAGNER,	)
)
Defendants,	)
)
and	)
)
COGENT COMMUNICATIONS	)
HOLDINGS, INC., a Delaware	)
corporation,	)
)
Nominal Defendant.

VERIFIED DERIVATIVE, INDIVIDUAL
AND CLASS ACTION COMPLAINT

Plaintiff, City of Sunrise Firefighters’ Retirement Fund (“Plaintiff”), by the undersigned attorneys, submits this Verified Derivative, Individual and Class Action Complaint against the defendants named herein, and alleges as follows:

NATURE OF THE ACTION

1.           This is a stockholder action against members of the board of directors of Cogent Communications Holdings, Inc. (“Cogent” or the “Company”) to remedy defendants’ breaches of fiduciary duties, violation of the Delaware General Corporation Law (“DGCL”) and violation of the Company’s certificate of incorporation relating to the adoption, validity, and enforceability of several purported amendments to the Company’s by-laws (the “Bylaws”). Those amendments were purportedly enacted by the Cogent Board of Directors (the “Board”) on November 3, 2014 to: (a) establish the Courts of Delaware as the exclusive forum for any intra-corporate claim (the “Exclusive Forum Provision”); (b) impose an obligation on any stockholder who initiates a claim or counterclaim in any litigation of any kind to pay the fees of the Board, the Company, any officer, employee or affiliate of the Company (the “Fee Shifting Provision”); and (c) eliminate the right of any stockholder to recover attorneys’ fees in any litigation, including under the corporate benefit and common fund doctrines (the “Fee Preclusion Provision” and collectively with the Exclusive Forum Provision and Fee Shifting Provision the “Litigation Bylaws”).

2.           The Board lacked statutory and contractual authority to adopt the Litigation Bylaws because Cogent’s Certificate of Incorporation (the “Certificate”) does not authorize the Board to adopt, amend or repeal bylaws. Nevertheless, with full knowledge of this lack of authority, the Board is seeking to defraud the stockholders with a proposed non-binding stockholder vote to confirm the invalid Litigation Bylaws at the annual meeting of stockholders, scheduled for April 16, 2015 (the “Annual Meeting”). Even if the Board had the authority to adopt the Litigation Bylaws—and it did not—the Fee Shifting Provision and Fee Preclusion Provision are contrary to the DGCL and public policy, unreasonable and not entirely fair to Plaintiff and the Cogent stockholders. Through this action, Plaintiff seeks to invalidate the Litigation Bylaws, enjoin the Annual Meeting and recover all amounts expended by the Company in connection with the adoption, publication and fraudulent proposal to confirm the invalid Litigation Bylaws. Plaintiff also seeks recovery of its attorneys’ fees under the common fund and corporate benefit doctrine for the benefits to be conferred in this litigation.

PARTIES

3.           Plaintiff was a stockholder of Cogent at the time of the wrongdoing complained of herein, and has been a stockholder of Cogent continuously since that time.

4.           Defendant Cogent is a Delaware corporation headquartered in Washington, DC. The Company is a provider of Internet access and Internet Protocol communications services. The Company’s shares are traded on the NASDAQ Global Select Market.

5.           Defendant Dave Schaeffer, age 58, is Chairman of the Board, Chief Executive Officer and President of the Company, positions he has held since he founded the Company in 1999.

6.           Defendant Steven D. Brooks, age 63, is and has been a member of the Cogent Board since October 2003.

7.           Defendant Timothy Weingarten, age 39, is and has been a member of the Cogent Board since October 2003.

8.           Defendant Richard T. Liebhaber, age 79, is and has been a member of the Cogent Board since March 2006.

9.           Defendant D. Blake Bath, age 52, is and has been a member of the Cogent Board since November 2006.

10.        Defendant Marc Montagner, age 53, is and has been a member of the Cogent Board since April 2010.

11.        The defendants identified in paragraphs 5 through 10 are sometimes referred to herein as the “Individual Defendants” or the “Board” and collectively with the Company are referred to as the “Defendants.”

SUBSTANTIVE ALLEGATIONS

A.          The Board Purports to Adopt Bylaws Without Statutory Authority

12.        On November 5, 2014, Cogent filed with the United States Securities and Exchange Commission (the “SEC”) a Form 8-K disclosing, among other things,

that the Board had purportedly unilaterally amended the Company’s Bylaws. The 8-K stated, in pertinent part:

On November 3, 2014, the Board of Directors amended and restated the Bylaws of the Company, effective immediately, to provide that shareholder actions must be filed in Delaware and awards the Company attorney’s fees if it prevails and otherwise provides that each party bears its own expenses of litigation, which are new articles (sic) 62 and 63 in the Bylaws (a copy of which is filed herewith as Exhibit 3.2). The Board of Directors also approved that each new article added to the Bylaws shall be submitted separately to the stockholders for confirmation at the annual meeting. The stockholders shall be informed in the proxy that should the stockholders fail to confirm either bylaw change the board intends, absent extraordinary circumstances, to remove from the bylaws the change that was not confirmed.

13.      Attached as Exhibit 3.2 to the 8-K are “Bylaws of Cogent Communications Holdings, Inc.” A Certificate of Corporate Secretary Ried Zulager states that the bylaws were adopted by the Board “as of November 3, 2014.”

14.      Section 62 of the Bylaws (i.e., the Exclusive Forum Provision) reads as follows:

Section 62. FORUM SELECTION. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or these Bylaws (as either may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or these Bylaws, or (v) any action asserting a claim against the Corporation or any director, officer or employee of the Corporation governed by the internal affairs doctrine. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 62. If any provision or provisions of this Section 62 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 62 (including, without limitation, each portion of any sentence of this Section 62 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

15.        Section 63 of the Bylaws, which contains both the Fee Shifting Provision and the Fee Preclusion Provision, reads as follows:

Section 63. LITIGATION COSTS.

(A) To the fullest extent permitted by law, in the event that (i) any stockholder or anyone on their behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to, or has a direct financial interest in any Claim against the Corporation and/or any director, officer, employee or affiliate of the Corporation (together, the “Corporation Parties”), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Corporation Parties the greatest amount permitted by law of all fees, costs and expenses of every kind and description (including but not limited to, all reasonable attorney’s fees and other litigation expenses) (collectively, “Litigation Costs”) that the Corporation Parties may incur in connection with such Claim.

(B) To the fullest extent permitted by law, in the event that any Claiming Party initiates or asserts any Claim or joins, offers substantial assistance to, or has a direct financial interest in any Claim against any Corporation Parties regarding or based upon the Claiming Party’s status as a stockholder in the Corporation or a Corporation Party’s conduct or actions relating to the Corporation, then, regardless whether the Claiming Party is successful on its Claim in whole or in part, the Claiming Party will bear its own Litigation Costs, and the Claiming Party and the Claiming Party’s attorneys will not seek or recover any Litigation Costs or receive any attorney’s fees or expenses as the result of the creation of any common fund or from a corporate benefit purportedly conferred upon the Corporation.

16.        Section 64 of the Bylaws (oddly denominated under “Article 8”), refers to amendment of the Bylaws:

Section 64. AMENDMENT. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors or stockholders at any annual, regular or special meeting, in accordance with the Certificate of Incorporation and any Stockholders Agreement, if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting.

17. As a Delaware corporation, Cogent is subject to the requirements of the DGCL. Under the DGCL, the directors of a Delaware corporation may adopt, amend or repeal bylaws only if such authority is provided in the certificate of incorporation.

18.        A copy of the Cogent Certificate as filed with the Delaware Secretary of State on April 17, 2014 is attached as Exhibit A hereto. It does not authorize the Board to adopt, amend or repeal bylaws.

19.        On February 27, 2015, Cogent filed its annual report on SEC Form 10-K. Each of the Individual Defendants signed the 10-K and authorized its filing. The 10-K refers to the Company’s Certificate as Exhibit 3.1 to Form 8-K filed with the SEC on May 15, 2014 and states it is “incorporated herein by reference.” A copy of Exhibit 3.1 to Form 8-K filed on May 15, 2014 (attached hereto as Exhibit B), is substantively identical to the certificate of incorporation filed with the Delaware Secretary of State on April 17, 2014.

20.        The Cogent Certificate does not authorize the Board to adopt, amend or repeal bylaws. Therefore, under Delaware law, the Board lacks the statutory authority to amend the Company’s Bylaws. Accordingly, the Board did not have the authority to adopt the Litigation Bylaws. Thus, the Litigation Bylaws are ultra vires and void. In addition, Section 64 of the Bylaws is invalid to the extent it purports to authorize the Board to alter, amend, repeal or adopt bylaws.

B.          The Board Seeks Stockholder Approval of the Invalid Litigation Bylaws

21.        On March 19, 2015, the Company filed a Notice of Annual Meeting of Stockholders to Be Held on April 16, 2015 (the “Meeting Notice”) and definitive proxy statement (the “Proxy Statement”). The Meeting Notice states the

Board fixed February 20, 2015 as the record date. According to the Meeting Notice, among the purposes of the meeting are the following:

3. To hold a non-binding advisory vote to approve the amendment to the Bylaws at Article 62 that stipulates that Delaware shall be the forum for shareholder litigation. If this proposal is not approved by stockholders, the board of directors has stated its intention to remove this article from the Bylaws.

4. To hold a non-binding advisory vote to approve the amendment to the Bylaws at Article 63 providing that if the Company prevails in any shareholder litigation its attorney’s fees shall be awarded to the Company and otherwise provides that each party bears its own expenses of litigation. If this proposal is not approved by stockholders, the board of directors has stated its intention to remove this article from the Bylaws.

22.        Thus, Proposal No. 3 is a non-binding advisory vote on the Exclusive Forum Provision, and Proposal No. 4 is a non-binding advisory vote on the Fee Shifting Provision and the Fee Preclusion Provision. According to the Proxy Statement: “If the stockholders fail to confirm either bylaw change the board intends, absent extraordinary circumstances, to remove from the bylaws the change that was not confirmed.”

23.        There is minimal disclosure concerning the background and reasons for the Litigation Bylaws, and even that disclosure is misleading.

24.        First, the Proxy Statement attempts to cover up the fact that the Board lacked the authority to amend the Cogent Bylaws. There is no disclosure that the

Company’s Certificate does not authorize the Board to amend, alter or repeal bylaws.

25.        Second, the Proxy Statement is inconsistent in its descriptions of the Litigation Bylaws. The Proxy Statement unequivocally states: “On November 3, 2014, the Board of Directors amended and restated the Bylaws of the Company, effective immediately, to provide that shareholder actions must be filed in Delaware and awards the Company attorney’s fees if it prevails and otherwise provides that each party bears its own expenses of litigation, which are new sections 62 and 63 in the Bylaws.” Yet the Proxy Statement then refers to both Section 62 and Section 63 as a “Proposed Amendment”. Thus, the Proxy Statement states that the Litigation Bylaws are operative and currently effective, while at the same time indicating that they are only “proposed” amendments.

26.        Third, the disclosure concerning the background and reasons for the Fee Shifting Provision and the Fee Preclusion Provision is false, materially misleading and incomplete. The entire disclosure is limited to the following three paragraphs:

Background and Reasons for the Proposed Amendment

The Board of Directors has carefully considered the proposed bylaw amendment and concluded that requiring a stockholder who brings a stockholder claim against the Company to reimburse the Company for its Litigation Costs under certain circumstances is in the best interests of our stockholders. Shareholder claims are very costly and exert significant settlement pressures on a company. Even a weak stockholder claim requires a company to expend significant amounts of money to defend against or settle the claim. When a stockholder asserts a claim against the Company, the costs the Company incurs are ultimately borne by the stockholders. The adoption of this amendment would discourage stockholders from bringing frivolous claims which lack merit, resulting in an economic benefit for both the Company and its stockholders as a group.

The Board of Directors recognizes that there are potential burdens and disadvantages to stockholders in connection with the adoption of this litigation costs amendment. All stockholder lawsuits inherently involve risk, and it is impossible to confidently predict the outcome of a claim. Although the amendment aims to discourage only frivolous or abusive stockholder claims, stockholders may also be discouraged from bringing meritorious claims against the Company due to the risk of exposure to substantial attorneys’ fees.

On balance, the Board of Directors believes that the benefits to the Company and its stockholders of adopting the litigation costs amendment outweigh the potential burdens and disadvantages of adopting such amendment. The Board of Directors believes that the adoption of the litigation costs amendment is in the best interests of the Company and its stockholders.

27.        This disclosure is false, misleading and incomplete. The Proxy Statement does not disclose that the Board has no authority to adopt or amend bylaws. There is no disclosure as to what the Board “carefully considered” in purporting to adopt the Litigation Bylaws. Having gone down the path of stating the Board “carefully considered” the Litigation Bylaws, the Board must fully, fairly and accurately disclose what it considered.

28.        The Proxy Statement does not disclose that no Delaware Court has upheld a fee-shifting provision in a public, stock corporation or a non-reciprocal fee-shifting provision in any corporation. There is no disclosure about the Court of Chancery’s statements that fee-shifting provisions raise serious public policy issues. The Proxy Statement does not disclose that the Delaware General Assembly and the Governor have directed the Delaware State Bar Association, the Corporation Law Section and the Corporation Law Council to propose amendments to the DGCL on the issue of fee-shifting provisions and that the Council is recommending legislation that would ban the Fee Shifting Provision. There is no disclosure as to what constitutes any “extraordinary circumstances” that would cause the Board to defy a stockholder vote against the Litigation Bylaws.

29.        The disclosure is misleading because it repeatedly refers to claims “against the Company” and makes no reference to claims against the Company’s officer and directors or claims on behalf of the Company, yet the Litigation Bylaws by their terms apply to claims against the Company, claims against the Company’s officers and directors, and derivative claims.

30.        There is no disclosure as to the history or reasoning behind the Fee Preclusion Bylaw. A reasonable stockholder would want to know the origin of this provision and that it has never been approved by any court. A reasonable stockholder would want to know that Delaware law and public policy provide and endorse the ability of a stockholder to recover its attorneys’ fees and expenses in litigation against or on behalf of the Company under the common fund and corporate benefit doctrines. A reasonable stockholder would want to know that such a recovery can only occur if it is approved as fair and reasonable by the court. Indeed, the disclosure is materially misleading and incomplete because it ignores that the Fee Preclusion Bylaw would prevent a stockholder that brings meritorious litigation against faithless fiduciaries, including litigation that results in a recovery for the Company, from recovering its reasonable attorneys’ fees and expenses out of the common fund created by the stockholders’ efforts—not from the Company’s coffers.

31.        A reasonable stockholder would also want to know the timing and circumstances surrounding the adoption of the Litigation Bylaws. At the time the Board adopted the Litigation Bylaws, the Company’s stock price had declined by 15.59% for the year. In fact, the Board adopted the Litigation Bylaws just four days before announcing a $184,000 loss in third-quarter earnings, in contrast to the average analyst estimate of earnings of $0.04 per share. On information and belief, the Board knew of the extent of the Company’s third quarter financial results at the time they purported to adopt the Litigation Bylaws. A reasonable stockholder considering the Litigation Bylaws would want to know if this was among the facts that the Board “carefully considered”.

32.          On information and belief, the Individual Defendants have proposed the stockholder vote on the Litigation Bylaws because they knew they had no authority to amend the Company’s Bylaws, but are using the vote as a scheme to contend that a stockholder vote in favor of the Litigation Bylaws constitutes a valid amendment of the Bylaws by the stockholders—the only persons with authority to amend the Cogent Bylaws.

CLASS ACTION ALLEGATIONS

33.          Plaintiff brings this action individually and as a class action, pursuant to Court of Chancery Rule 23, on behalf of a class consisting of any current or former stockholder of the Company from and including November 3, 2014 through the present (the “Class”). Excluded from the Class are Defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the Defendants.

34.          This action is properly maintainable as a class action.

35.          The Class is so numerous that joinder of all members is impracticable. According to the Proxy Statement, there were 46,391,534 shares of Cogent common stock outstanding as of February 20, 2015.

36.          There are questions of law and fact which are common to the Class including, inter alia, the following:

a. whether the Board has violated the DGCL;

b. whether the Individual Defendants have breached their fiduciary duties;

c. whether the Litigation Bylaws are valid; and

d. whether Plaintiff and the Class are entitled to injunctive relief, damages and/or other relief.

37.          Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff’s claims are typical of claims of the other members of the Class and Plaintiff has the same interests as the other members of the Class. All members of the Class face the same threat: the Litigation Bylaws, which are intended to, and do, prevent Class members from enforcing their rights as stockholders to bring claims on behalf of themselves and the Company. Accordingly, Plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

38.          The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class that would establish incompatible standards of conduct for Defendants, or adjudications with respect to individual members of the Class that would as a practical matter be dispositive of the interests of the other members not party to the adjudications or substantially impair or impede their ability to protect their interests.

39.          Defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class and, therefore, preliminary and final injunctive and other equitable relief on behalf of the Class, as a whole, is appropriate.

40.          To the extent any of the claims are deemed to be derivative, demand is excused. Each of the Individual Defendants voted to adopt the Litigation Bylaws without authority to adopt, amend or repeal the Bylaws. Thus, their actions were ultra vires and not the product of a valid business judgment. In addition, each of the Individual Defendants is personally interested in the Litigation Bylaws, which were adopted to insulate them from any stockholder litigation.

COUNT I

VIOLATION OF THE DGCL AND COGENT CERTIFICATE

41.          Plaintiff repeats and realleges the preceding paragraphs as if fully set forth herein.

42.          Under DGCL §109, a Board of directors may not adopt, amend or repeal bylaws unless expressly authorized under the certificate of incorporation.

43.          Cogent’s Certificate does not authorize the Board to adopt, amend or repeal bylaws.

44.          The Board purported to amend the Bylaws by adopting the Litigation Bylaws in November 2014 but lacked the authority to do so under the DGCL and the Cogent Certificate. Accordingly the Litigation Bylaws are ultra vires and void.

45.          Section 64 of the Cogent Bylaws purports to authorize the Board to alter, amend or repeal bylaws. Under Delaware law, the authority to alter, amend or repeal bylaws can only be conferred under the certificate of incorporation. Under DGCL §109(b), the bylaws may contain any provision not inconsistent with law or with the certificate of incorporation. Section 64 of the Cogent Bylaws is inconsistent with law and the Certificate. Accordingly, Section 64 is invalid to the extent it purports to authorize the Board to adopt, amend or repeal bylaws.

46.          Plaintiff has no adequate remedy at law.

COUNT II

BREACH OF FIDUCIARY DUTY

47.          Plaintiff repeats and realleges the preceding paragraphs as if fully set forth herein.

48.          As directors, the Individual Defendants owe the duties of loyalty and care to Plaintiff, the Cogent stockholders and the Company. As part of those duties, the Individual Defendants are required to be truthful in their disclosure to the Company and must disclose all material information reasonably available when seeking stockholder action.

49.          By adopting the Litigation Bylaws, the Individual Defendants breached their fiduciary duties to Plaintiff, the Class and the Company. Adoption of bylaws without statutory authority is a breach of fiduciary duty.

50.          The Individual Defendants knew and are as a matter of law deemed to know the contents of the Cogent Certificate. The Individual Defendants knew that the Cogent Certificate did not authorize them to adopt, amend or repeal bylaws. Yet despite that lack of authority, the Individual Defendants purported to adopt the Litigation Bylaws for the purpose of insulating themselves from any threat of litigation or challenge to their authority by the stockholders.

51.          Despite their lack of authority to adopt the Litigation Bylaws, the Individual Defendants are attempting to use the stockholder vote on Proposals 3 and 4 at the Annual Meeting to improperly convert their ultra vires acts into a valid stockholder-approved bylaw amendment. Defendants are doing so through false and materially misleading and incomplete disclosure about the Litigation Bylaws and the Board’s lack of authority to adopt them. The Individual Defendants are intentionally and fraudulently attempting to obtain stockholder approval for bylaw amendments that the Board had no power to adopt.

52.          By purporting to adopt the invalid Litigation Bylaws, the Individual Defendants, and those acting in concert with them, have caused the Company to waste corporate resources on, among other things, legal fees and filing fees, and therefore the Company has been damaged as a direct and proximate result of the Individual Defendants’ breaches of fiduciary duties.

COUNT III

THE FEE SHIFTING PROVISION AND FEE PRECLUSION PROVISION
ARE UNREASONABLE AND VIOLATE THE LAWS, PUBLIC POLICY
AND RULES GOVERNING STOCKHOLDER LITIGATION

53.          Plaintiff repeats and realleges the preceding paragraphs as if fully set forth herein.

54.          Under 8 Del. C. § 109(b), Cogent’s Bylaws “may contain any provision, not inconsistent with law.” Under the circumstances of this case, the Litigation Bylaws collectively, and the Fee Shifting Provision and Fee Preclusion Provision individually, are inconsistent with the public policy, statutes, rules and common law of Delaware that govern representative actions, e.g., class actions and derivative actions.

55.          In general, stockholders have three basic rights: sell their shares, vote their shares or sue. The Litigation Bylaws collectively, and the Fee Shifting Provision and Fee Preclusion Provision individually, effectively eliminate the stockholders’ right to sue. As a result, the Litigation Bylaws insulate the Board members from any challenge to or judicial review of their actions as fiduciaries.

Inconsistency with Requirement of an

Adequate Representative Plaintiff

56.          A stockholder may not serve as a representative plaintiff in a class or derivative action if he has an interest that conflicts with the interests of other stockholders or is not shared by the other stockholders. The Fee Shifting Provision imposes on any stockholder who initiates, asserts, maintains or continues any representative action involving the internal affairs of the Company obligations to pay expenses that other stockholders do not share. The Fee Shifting Provision would therefore render any stockholder who initiates any claim or counterclaim an inadequate representative plaintiff because any stockholder plaintiff’s interests necessarily differ from the interests of all other stockholders, as only the plaintiff would be subject to liability under the Fee Shifting Provision. Indeed, for the overwhelming majority of stockholders, even those who have substantial investments in the Company, the plaintiff’s interest in avoiding the expense imposed by the Fee Shifting Provision would greatly exceed the stockholder’s interest in any class action or derivative settlement or judgment. This is certainly true of Plaintiff, which would be subject to potentially debilitating financial liability by serving as the named plaintiff in this action, which seeks only declaratory and equitable relief and monetary relief solely for the Company. When combined with the Fee Preclusion Provision, there is no prospect that any rational stockholder or contingent fee lawyer would bring any claim of any kind.

Therefore, the Fee Shifting Provision conflicts with Delaware law permitting class and derivative actions by making it impossible for Plaintiff to serve as an adequate representative plaintiff in this action and any stockholder to serve as an adequate representative plaintiff in any representative action.

Inconsistency with Law, Rules and Policy
on Settlements of Representative Actions

57.          Delaware public policy and case law encourages settlement of claims, particularly in complex representative actions such as class and derivative actions. The Fee Shifting Provision is inconsistent with that policy and common law. The Fee Shifting Provision provides that any stockholder who initiates, asserts, maintains or continues any action involving the internal affairs of the Company, including Plaintiff in this action, can only avoid the obligation to pay all Defendants’ costs by obtaining a judgment on the merits, not through a settlement. Moreover, a settlement will never (or virtually never) provide for, in substance and amount, substantially the full remedy sought in the action because the purpose of a settlement is compromise to avoid a determination on the merits. Indeed, the reason defendants settle is to resolve the claims without providing most of the relief, in substance and amount, that the stockholder has sought in the action. Thus, the Fee Shifting Provision makes it financially irrational for any stockholder plaintiff in any action subject to the Fee Shifting Provision, to settle his claims because a settlement would render him liable under the Fee Shifting Provision.

58.          Any settlement that included a provision for Defendants to release Plaintiff with respect to claims under the Fee Shifting Provision would inherently raise the spectre that Plaintiff agreed to less relief for the Class in exchange for a release of liability for Defendants’ expenses.

The Fee Shifting Provision Is Invalid and Unenforceable Because

It Is Inconsistent With Delaware Law Governing Several Provisions of the DGCL

59.          Stockholders of Delaware corporations have several statutory rights under the DGCL. Stockholders have a statutory right to inspect the books and records of the corporation pursuant to 8 Del. C. § 220. If a corporation refuses to produce such documents for inspection, stockholders may enforce this statutory right by bringing an action to compel production thereof pursuant to 8 Del. C. § 220.

60.          Stockholders have the right under Section 211 to seek the Court to compel an annual meeting of stockholders if the corporation has not held a meeting within the times proscribed in the statute. If the stockholder has asserted a valid claim, the court has the discretion to compel an annual meeting. Thus, a stockholder can state a presumptively valid claim yet still not prevail because the court may not exercise its discretion in favor of compelling a meeting.

61.          Stockholders have a right under DGCL Sections 225 and 227 for review of the validity of any election of directors and the right to vote.

62.          Stockholders have the right to seek a judicial appraisal of their shares under Section 262.

63.          The Fee Shifting Provision alters and eliminates the stockholders’ statutory rights because it applies to “any stockholder [that] initiates or asserts any claim . . . against the Corporation,” which by definition includes a claim under 8 Del. C. § 220, 211, 225, 227, 262 and other statutory provisions. The Fee Shifting Provision effectively prevents Plaintiff and any other stockholder from bringing statutory claims, as is their right as stockholders of Cogent, because any stockholder bringing such an action would be subject to potentially crippling financial liability under the Fee Shifting Provision, which would be financially irrational. The Fee Shifting Provision purports to impose fee-shifting requirements upon Plaintiff and any other stockholder seeking to these statutory rights despite the absence of any such requirements in the statute. Accordingly, the Fee Shifting Provision is inconsistent with the DGCL.

Inconsistency with Delaware’s Public Policy, Statute, Rules
and Common Law on Initiating and Maintaining a Derivative Action

64.          The right of a stockholder to initiate and maintain a derivative action is an equitable right that was judicially created and developed and is regulated by statute, court rule and common law. Delaware has a public policy to ensure its courts are available to stockholders to bring derivative actions without prohibitive cost or risk in order to prevent a failure of justice. Delaware public policy regards the right to maintain a derivative action as a necessary means for invoking judicial power to curb managerial abuse.

65.          Under 8 Del. C. § 327, Court of Chancery Rule 23.1 and Delaware case law, Delaware law establishes the requirements for maintaining a derivative action, including (i) making a demand or showing demand would be futile, (ii) having been a stockholder at the time of the challenged transaction, (iii) remaining a stockholder through the time of the filing of the suit and (iv) remaining a stockholder throughout the litigation.

66.          The Fee Shifting Provision is inconsistent with Delaware’s public policy and the equitable right of Plaintiff as a Cogent stockholder to initiate and maintain claims in a derivative action. It imposes on stockholders, including Plaintiff, obligations and requirements to initiate and maintain a derivative action that go beyond those established by Delaware law, and thereby alters the balance created by the statutory, judicial and common law rules that govern such an action. Specifically, the Fee Shifting Provision requires that to initiate a derivative action, stockholders must take on the financial liability to reimburse “the greatest amount permitted by law of all fees, costs and expenses of every kind and description … that the [Corporation and any director, officer, employee or affiliate of the Corporation] may incur.” Stockholder plaintiffs can avoid liability only by obtaining “a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought.” In essence, the Fee Shifting Provision requires that to initiate derivative claims, plaintiffs must guarantee that they will litigate the case through judgment and will succeed almost completely on the merits in obtaining all the remedies sought. The Fee Shifting Provision’s stringent success standard will prevent stockholders, including Plaintiff, from bringing or maintaining derivative claims. In short, the Fee Shifting Provision is inconsistent with Delaware law, which allows stockholders to pursue derivative claims and remedies on behalf of the corporation, because the Fee Shifting Provision imposes additional and financially untenable restrictions on stockholders’ judicially created equitable right to initiate and maintain a derivative action.

67.          The public policy of Delaware includes providing an incentive to stockholders to bring representative litigation either derivatively to enforce the rights of the corporation or on behalf of a stockholder class. The awarding of attorneys’ fees to stockholder plaintiffs is intended to advance the public policy of providing incentive for one or more stockholders of a corporation to bring a class action or derivative suit to enforce the rights of the class or the corporation as a whole under circumstances in which filing suit to enforce only their individual rights would be prohibitively costly or otherwise impracticable, thereby leaving unchallenged actionable wrongs against the class or the corporation.

68.          The Fee Preclusion Provision is purposefully designed to discourage stockholders from bringing representative litigation. No rational stockholder and no rational plaintiff’s lawyer would ever bring stockholder representative litigation to vindicate the rights of stockholders or the Company where there is no ability to recover attorneys’ fees and expenses. As a result, the Fee Preclusion Provision prevents Plaintiff and the Cogent stockholders from enforcing the rights of the Company or its stockholders. Accordingly, the Fee Preclusion Provision is contrary to Delaware public policy and is void.

The Fee Shifting Provision Is Invalid and Unenforceable Because

It Is Inconsistent with Delaware Law on

Limited Liability of Stockholders

69.          DGCL § 102(b)(6) permits a corporation’s certificate of incorporation to contain:

A provision imposing personal liability for the debts of the corporation on its stockholders to a specified extent and upon specified conditions; otherwise, the stockholders of a corporation shall not be personally liable for the payment of the corporation’s debts except as they may be liable by reason of their own conduct or acts.

70.          The Cogent Certificate does not contain any provision imposing on its stockholders personal liability for debts of the corporation. Under 8 Del. C. § 242, to place such a provision in the certificate would require approval by both the Board and the Cogent stockholders. A bylaw cannot impose liability on the stockholders.

71.          The Fee Shifting Provision is inconsistent with § 102(b)(6), Cogent’s Certificate and Delaware’s law and policy on limited liability of stockholders. It purports to impose personal liability on Plaintiff for Company debts to a specified amount (“all fees, costs and expenses of every kind and description”) and upon specified conditions (initiating any claim or counterclaim and failing to obtain a judgment on the merits that substantially achieves complete relief in substance and amount).

The Fee Shifting Provision Is Invalid and Unenforceable Because It

Is Inconsistent with Delaware Law on Indemnification

72.          Under 8 Del. C. § 145(b), a director or officer can only be indemnified “against expenses (including attorneys’ fees) actually and reasonably incurred … in connection with the defense or settlement” of an action. In addition, the director or officer must have “acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation.” However, “no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent” that the Court “shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which [the Court] shall deem proper.” Under 8 Del. C. § 145(c) indemnification of directors or officers is required for expenses actually and reasonably incurred “[t]o the extent” the director or officer “has been successful on the merits or otherwise.”

73.          The Fee Shifting Provision provides indemnification rights for directors and officers against Plaintiff that exceed the indemnification permitted by 8 Del. C. § 145 and Article 6 of the Company’s Certificate, which only authorizes indemnification to the extent permitted by § 145 of the DGCL. The Fee Shifting Provision provides for indemnification of all fees and expenses of directors and officers, even if those directors and officers are adjudged liable on claims in this action, provided the Plaintiff does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought. The Fee Shifting Provision violates § 145(b), which does not permit indemnification as to any claim, issue or matter where the directors are adjudged liable to the corporation absent findings of several varieties by the Court.

74.          The Fee Shifting Provision requires Plaintiff to reimburse “all fees, costs, and expenses of every kind and description (including, but not limited to, all reasonable attorney’s fees and other litigation expenses).” However, indemnification under § 145(b) is limited to actual and reasonable litigation expenses, including attorneys’ fees, and does not include all costs of every kind and description. The Fee Shifting Provision is also inconsistent with § 145(c), which entitles directors and officers to indemnification only to the extent they have been successful on the merits or otherwise. Instead, the Fee Shifting Provision entitles Defendants to have Plaintiff pay all their fees and expenses on all claims, including claims on which they were not successful, if Plaintiff does not obtain a judgment on the merits for the full remedy sought.

The Litigation Bylaws Are Invalid and Unenforceable Because

They Are Not Entirely Fair, Reasonable or Equitable

75.          Defendants stand on both sides of the transaction with respect to the Litigation Bylaws because they purportedly unilaterally enacted the Litigation Bylaws, which conferred on them the right to have Plaintiff reimburse all of their expenses related to this action. Because the directors are not disinterested and independent with respect to the Litigation Bylaws, they have the burden of showing under strict judicial scrutiny the entire fairness thereof.

76.          The structure of the Fee Shifting Provision represents unfair dealing. It is one-sided and non-reciprocal. Defendants gave themselves a right to reimbursement unless stockholder plaintiffs, including Plaintiff in this action, achieve a nearly impossibly high degree of success. Yet there is no obligation for the directors to pay the expenses of Plaintiff, even if Plaintiff obtains all of the relief requested. To the contrary, the Fee Preclusion Provision prevents Plaintiff from recovering any attorneys’ fees and expenses, even if Plaintiff prevails on each and every claim and creates a common fund or other corporate benefit. The Fee Shifting Provision was structured to threaten liability for any stockholder or other person who joins the litigation, offers substantial assistance to the Plaintiff or has a financial interest in any Claim. It was written so that Defendants’ reimbursement right against Plaintiff includes not just “all reasonable attorneys’ fees and other litigation expenses,” but “all fees, costs and expenses of every kind and description.”

77.        The Fee Shifting Provision and Fee Preclusion Provision are also unfair financially. The Fee Shifting Provision is one-sided and non-reciprocal. It renders any attempt by Plaintiff to enforce its right to bring this action prohibitively risky. The Fee Shifting Provision imposes liability on Plaintiff for “all fees, costs, and expenses of every kind and description,” including with respect to aspects of the case where it is successful. Even where Plaintiff is successful, the Fee Preclusion Provision eliminates any ability of a stockholder to recover its attorneys’ fees.

78.        To be valid, bylaws must be reasonable in their contents, application and effect. As the discussion above shows, the Litigation Bylaws are not reasonable. It is not the “English Rule” because it is not reciprocal. It is not “loser pays” because Defendants do not pay if they lose, and the Plaintiff has to pay even if it wins. If Plaintiff prevails in a significant way but does not “obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought,” it is liable for all Defendants’ expenses. Even if Plaintiff prevails, it cannot recover its fees and expenses from a common fund or on the basis of a corporate benefit shared by the Company and/or the stockholders.

79.          The scope of the Litigation Bylaws is also unreasonable. It was structured to put stockholders at financial risk for exercising their basic rights under the DGCL, such as the right to bring an action to compel an annual meeting (§ 211(c)), to obtain books and records (§ 220), to seek review of an election or vote (§§ 225 and 227) or to seek appraisal (§262). Indeed, the Fee Shifting Provision extends the liability threat to every form of litigation a stockholder could bring, including any derivative action, any fiduciary duty claim, any federal securities claim and any other claim. The Fee Shifting Provision by its terms renders Plaintiff liable for “all fees, costs, and expenses of every kind and description,” including those incurred on claims or issues on which Plaintiff prevails. The Litigation Bylaws’ effect is to make it economically irrational for Plaintiff to exercise its rights or challenge corporate conduct.

WHEREFORE, Plaintiff demands judgment as follows:

A.            Declaring the Litigation Bylaws void, invalid and inapplicable and unenforceable;

B.            Preliminarily enjoining the 2015 annual meeting of stockholders;

C.            Declaring the Individual Defendants breached their fiduciaryduties;

D.            Awarding damages to the Company for all amounts expended concerning the Litigation Bylaws;

E.            Awarding Plaintiff the costs and disbursements of the action, including reasonable attorneys’ fees, costs, and expenses; and

F.             Granting such other and further relief as the Court deems just and proper.

PRICKETT, JONES & ELLIOTT, P.A.

OF COUNSEL:	By:	Paul A. Fioravanti, Jr.
Michael Hanrahan (#941)
KESSLER TOPAZ		Paul A. Fioravanti, Jr. (#3808)
MELTZER & CHECK, LLP		John G. Day (#6023)
Marc A. Topaz		1310 N. King Street
Lee D. Rudy		Wilmington, Delaware 19801
Eric L. Zagar		(302) 888-6500
Kristen L. Ross
280 King of Prussia Road	Attorneys for Plaintiff City of Sunrise
Radnor, Pennsylvania 19087	Firefighters’ Retirement Fund
(610) 667-7706

Date: March 27, 2015